AGREEMENT

(Subscription for Convertible Notes and Parent Guarantee)

DELTA DAWN PTY LIMITED

(Subscriber)

YARRAMAN WINERY, INC

(Issuer/ Guarantor)

YARRAMAN ESTATE PTY LIMITED

(Obligor)

DRAFT #1A

PETER W. HOPKINS

Business and Resources Law

Level 8, 65 York Street
Sydney NSW 2000

Telephone	(612) 9267.6600
Facsimile	(612) 8569.0205
Mobile/Pager	(041) 117.4851
Email	peter@hopkins.com.au

TABLE OF CONTENTS

AGREEMENT

(Subscription for Convertible Notes and Parent Guarantee)

THIS AGREEMENT IS MADE ON FEBRUARY 2009

PARTIES

DELTA DAWN PTY LIMITED ACN 101 140 925 of c/- Chapman & Eastway, Level 12, 10 Barrack Street Sydney NSW 2000 in its capacity as the Trustee of the Yarraman Road Trust **("Delta Dawn")**

YARRAMAN WINERY, INC a company organised under the laws of Nevada USA and having its address at 700 Yarraman Road, Wybong NSW 2333 **("Parent")**

YARRAMAN ESTATE PTY LIMITED ACN 101 141 593 of 700 Yarraman Road, Wybong NSW 2333 **("Yarraman Estate")**

RECITALS

A. The Parent is the parent company of Yarraman Estate.

B. Pursuant to the Specified Agreements Yarraman Estate is obliged to pay the Consideration Sum to Delta Dawn on completion of the Specified Agreements.

C. Delta Dawn has agreed to accept the issue to it by the Parent of the Convertible Notes on completion of the Specified Agreements in full satisfaction of the obligations of Yarraman Estate to pay the Notes Component of the Consideration Sum.

D. Payment of the balance of the Consideration Sum is to be satisfied by Yarraman Estate assuming the Specified Debt Obligations of Delta Dawn to the Mortgagees and to refinance these obligations as soon as practical. Delta Dawn has agreed to this arrangement at the request of the Parent and in consideration of the Parent providing a guarantee and indemnity in respect of the obligations of Yarraman Estate.

AGREEMENTS

1. DEFINITIONS AND INTERPRETATION

1.1 Definitions

1.1.1 Where commencing with a capital letter:

"A$" means Australian Dollars being the lawful currency of Australia.

"Consideration Sum" means US$11,000,000.

"Convertible Notes" means 6,000,000 unsecured redeemable convertible notes each having a face value of US$1.00 issued by the Parent on the Terms annexed hereto and marked "A".

"Mortgagees" means:

(a) Provident Capital Limited pursuant to:

(i) NSW registered mortgage no. AA907810 over the Jugiong Property and a proposed collateral mortgage over the Jugiong Property; and

(ii) NSW registered mortgage no. AC97400 over Water Access Licence 4090.

(b) Whinners Pty Limited pursuant to:

(i) NSW registered mortgage no. AB111668 over the Jugiong Property and a proposed collateral mortgage over the Jugiong Property; and

(ii) NSW registered mortgage no. AC97401 over Water Access Licence 4090.

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"Mortgagees Agreements" means the agreements which the respective Mortgagees may require the parties to enter into as a condition of them giving their consent to Yarraman Estate assuming the Specified Debt Obligations of Delta Dawn as set out in the Schedule and the transfer of the assets pursuant to the Specified Agreements subject to the security respectively held by each Mortgagee over those assets.

"Notes Component of the Consideration Sum" means US$6,000,000.

"Specified Agreements" means the following agreements made on or about the date of this agreement:

(a) Contract for Sale of Land in respect of the Jugiong Vineyard near Jugiong between Delta Dawn and Yarraman Estate (**"Land Contract"**);

(b) Agreement for sale of Trademarks between Delta Dawn and Yarraman Estate (**"Trade Mark Agreement"**);

(c) Grape Supply Agreement between Delta Dawn and Yarraman Estate (**"Grape Supply Agreement"**); and

(d) Contract for sale of Water Access Licence 4090 between Delta Dawn and Yarraman Estate (**"Water Sale Agreement"**).

"Specified Debt Obligations" means the agreed A$ debt obligations of Delta Dawn to the respective Mortgagees as set out in Schedule 1 and any interest and other charges which a Mortgagee may claim in respect of the same on and from completion.

"US$" means United States Dollars being the lawful currency of the United States of America.

1.1.2 Where a word or phrase is given a defined meaning another part of speech or other grammatical form in respect of that word or phrase has a corresponding meaning.

1.2 Presumptions of interpretation

1.2.1 Unless the context otherwise requires a word which denotes:

(a) the singular denotes the plural and vice versa;

(b) any gender denotes the other genders; and

(c) a person includes an individual, a body corporate, and a government.

1.2.2 Unless the context otherwise requires a reference to:

(a) any legislation includes any regulation or instrument made under it, any relevant predecessor legislation in force at a relevant time and where the legislation is amended, re-enacted or replaced means that amended, re-enacted or replacement legislation as in force at the relevant time;

(b) any other agreement or instrument where amended or replaced means that agreement or instrument as amended or replaced;

(c) a clause, schedule, annexure or exhibit is a reference to a clause of, annexure to, schedule to or exhibit to this agreement;

(d) a group of persons includes any one or more of them; and

(e) a thing or amount is a reference to the whole and each part of it.

1.3 References to agreement

A reference to this agreement includes the recitals of and any schedules, annexures and exhibits to this agreement and where amended means this agreement as so amended.

1.4 Headings and table of contents

Headings and the table of contents must be ignored in the interpretation of this agreement.

1.5 Joint and several

An agreement warranty representation or obligation which binds or benefits 2 or more persons under this agreement binds or benefits those persons jointly and separately.

1.6 Successors and assigns

A person includes the trustee, executor, administrator, successor in title and assign of that person. This clause must not be construed as permitting a party to assign any right under this agreement.

1.7 Business day

A business day is a day other than Saturday during which banks are open for general banking business in the state or territory whose laws apply in the construction of this agreement.

1.8 References to and calculations of time

1.8.1 Unless the context otherwise requires a reference to a time of day means that time of day in the capital city of the state or territory whose laws apply in the construction of this agreement.

1.8.2 For the purposes of determining the length of a period a reference to:

(a) a day means a period of time commencing at midnight and ending 24 hours later; and

(b) a month means a calendar month which is a period commencing at the beginning of a day of one of the 12 months of the year and ending immediately before the beginning of the corresponding day of the next month or, if there is no corresponding day, ending at the expiration of that next month.

1.8.3 Where a period of time is specified and dates from a given day or the day of an act or event it must be calculated exclusive of that day.

1.8.4 Unless the context otherwise requires, a term of this agreement which has the effect of requiring anything to be done on or by a date which is not a business day must be interpreted as if it required it to be done on or by the next business day.

2. CONSIDERATION PAYABLE UNDER SPECIFIED AGREEMENTS

The parties agree that the consideration payable under the respective Specified Agreements is to be satisfied by the issue of the Convertible Notes and the assumption of the Delta Dawn debts as set out in Schedule 1 which specifies:

(a) The US$ consideration payable under each of the Specified Agreements;

(b) The agreed A$ amount of the debts of Delta Dawn to the Mortgagees which Yarraman Estate agrees to assume on completion (where relevant) in full satisfaction of its obligation to pay the specified US$ consideration concerned (regardless of subsequent movements in the US$:A$ exchange rate between exchange of the Specified Contracts and completion; and

(c) The number of Convertible Notes which Delta Dawn has agreed to subscribe for and which the Parent has agreed to issue to Delta Dawn by way of Convertible Note Consideration.

3. SUBSCRIPTION FOR CONVERTIBLE NOTES

3.1 Delta Dawn agrees to subscribe for Convertible Notes

Delta Dawn hereby applies to the Parent for the issue to it on completion of the Convertible Notes in full satisfaction of US$6,000,000 of the consideration payable by Yarraman Estate under the Specified Agreements.

3.2 Parent to issue Convertible Notes on completion

3.2.1 The Parent agrees to issue the Convertible Notes to Delta Dawn on completion and to do all things necessary to register Delta Dawn as the holder of the Convertible Notes and to deliver to Delta Dawn a certificate in respect of the Convertible Notes.

3.2.2 By delivering the certificate for the Convertible Notes to Delta Dawn on completion the Parent will be taken to warrant that it has done all things necessary to validly issue the Convertible Note.

3.3 Parent to seek further equity funds

The parties acknowledge that the Parent is to use its best endeavours to raise sufficient additional equity funds to enable it to redeem the Convertible Notes as soon as possible after completion.

3.4 Acknowledgement by Delta Dawn

Delta Dawn agrees and acknowledges that:

(a) nothing in this Agreement in any way restricts the Parent from issuing further securities or otherwise raising debt or equity for its proper purposes.

(b) it has entered into this Agreement based on its own inquiries and knowledge of the assets and liabilities, financial position and performance, profits and losses and prospects of the Parent.

(c) save for the warranties expressly made by the Parent in this agreement it has made its own independent assessment of these matters, is not acting in reliance of any representation, warranty or statement made by or on behalf of the Parent or any of its directors or advisors and waives any and all rights it may have against the Parent and its officers, employees, advisors and agents in respect of any representation, warranty or statement made by any of them or on behalf of any of them.

4. ASSUMPTION OF SPECIFIED DEBT OBLIGATIONS

4.1 Yarraman Estate to assume Delta Dawn Specified Debt Obligations

Yarraman Estate agrees to assume the Specified Debt Obligations as set out in Schedule 1 on the terms set out in the Mortgagee's Agreements and this agreement.

4.2 Parties to use best endeavours to obtain Mortgagee consent

4.2.1 The parties agree to use their best endeavours to procure the agreement of each of the Mortgagees to the debt assumption arrangements in respect of the Specified Debt Obligations and agree to enter into such forms of agreement that each Mortgagee may reasonably require as a condition of their consent being given to the arrangements.

4.2.2 Yarraman Estate will meet all of the costs and expenses reasonably claimed by the Mortgagees in respect of the Mortgagees Agreements and otherwise for the giving of their consent to the debt assumption arrangements.

4.2.3 Without limiting any provisions of the Mortgagees Agreements Yarraman Estate hereby agrees to promptly meet all of the Specified Debt Obligations of Delta Dawn and to fully and effectively indemnify and hold Delta Dawn harmless from and against:

(a) any claims which any Mortgagee may make against Delta Dawn on any basis whatsoever in respect of any of the Specified Debt Obligations; and

(b) any costs and expenses which Delta Dawn may incur in respect of any such claim (including interest and penalties and legal costs on a full indemnity basis).

4.3 Refinance of Specified Debt Obligations

Yarraman Estate and the Parent will do all things reasonably necessary to procure the refinancing of the Specified Debt Obligations as soon as possible after completion and in any case prior to the repayment date of any Specified Debt Obligation.

5. GUARANTEE AND INDEMNITY BY PARENT

5.1 Parent Guarantee and Indemnity to Delta Dawn

The Parent hereby irrevocably and unconditionally:

(a) guarantees to Delta Dawn the due and punctual performance by Yarraman Estate of all of its obligations under this agreement and each of the Mortgagees Agreements; and

(b) agrees to fully and effectively indemnify and hold Delta Dawn harmless from and against:

(i) any claims which any Mortgagee may make against Delta Dawn on any basis whatsoever in respect of any of the Specified Debt Obligations; and

(ii) any costs and expenses which Delta Dawn may incur in respect of any such claim (including interest and penalties and legal costs on a full indemnity basis).

5.2 Parent guarantee and indemnity to Mortgagees

The Parent agrees to provide such guarantees and indemnities of the obligations of Yarraman Estate in respect of the Specified Debt Obligations in favour of each Mortgagee and on such terms as each of the Mortgagees may reasonably require.

6. COMPLETION

6.1 Obligation of the parties subject to Completion

Unless otherwise expressly provided in this agreement each obligation of each of the parties under this agreement is subject to completion.

6.2 Conditions precedent to completion

6.2.1 Completion is to occur simultaneously with completion of each of the Specified Agreements and accordingly the obligation of each party to complete this agreement is subject to and interdependent with the simultaneous completion of each of the Specified Agreements.

6.2.2 The obligation of Delta Dawn to complete is subject to the warranties of the Parent remaining satisfied as at completion.

6.3 Time and place for completion

Completion will occur at the offices of the solicitor for the Vendor on the date agreed for completion of the Land Contract or such other date as the parties may agree.

6.4 Obligation of the Parent and Yarraman Estate on completion

6.4.1 On completion the Parent will deliver to Delta Dawn:

(a) A certificate for the Convertible Notes;

(b) The Mortgagee Agreements duly executed by it and Yarraman Estate; and

(c) Payment in full of the reasonable costs and expenses claimed by each of the Mortgagees.

7. WARRANTIES

7.1 Warranties by Parent

7.1.1 The Parent warrants that it has full power and authority to perform its obligations under this agreement and that it has taken all applicable corporate action and obtained all required consents in respect of this transaction.

7.1.2 The Parent warrants that:

(a) it has not gone into liquidation or passed any resolution for winding up.

(b) it is not aware of any application for winding up having been presented or threatened against it.

(c) There are no judgments unsatisfied or partly unsatisfied and no writ of execution issued against it or any of its property.

(d) A receiver or receiver and manager of the undertaking or assets (or any part of them) of the Parent has not been appointed and an appointment of that kind has not been threatened by any person.

(e) A mortgagee or agent of a mortgagee has not taken, or threatened to take, possession of any of its assets.

7.1.3 The warranties of the Parent are taken to be given as at the date of this agreement and as of completion.

8. TERMINATION OF THIS AGREEMENT

8.1 Party in default

8.1.1 If a party breaches a term of this agreement, the other party may give notice in writing to the defaulting party setting out full particulars of the breach and requiring the defaulting party to remedy the breach within 10 business days of the notice being given (**"Default Notice"**).

8.1.2 If the party to whom a Default Notice has been given under the previous clause (**"Receiving Party"**) has not or cannot rectify the breach within 10 business days after the date of the notice being given, the party giving the Default Notice may terminate this agreement by giving written notice of termination (**"Termination Notice"**) to the Receiving Party provided at the time of the giving of the Termination Notice any default specified in the Default Notice remains unrectified.

8.2 Rights accrued before termination

Termination does not prejudice a party's entitlement to exercise those rights which have accrued to the party up to the time of termination.

9. NOTICES

9.1 Form of notice

A notice:

(a) must be in writing;

(b) must be in the English language;

(c) may be given on behalf of a person by a solicitor, director or company secretary of the person; and

(d) may be given to a person by being given to a solicitor, director or company secretary of the person.

9.2 Means of giving notices

A notice may be given to the addressee by:

(a) delivering it to the street address of the addressee which includes placing it in a postal receptacle provided for the address or leaving it at the address with a person apparently of or over the age of 16 years;

(b) sending it by prepaid ordinary post (airmail if outside Australia) to the street address of the addressee; or

(c) sending it by facsimile or e-mail to the facsimile or e-mail number of the addressee.

9.3 Specified address for service

Until a party gives notice of a change, the street address, e-mail number and facsimile number for that party is:

Delta Dawn

street address:	c/- Chapman & Eastway Level 12, 10 Barrack Street SYDNEY NSW 2000
e-mail number:	gblom@aol.com
facsimile number:	(02) 8569.0205

Yarraman Estate and the Parent

street address:	700 Yarraman Road WYBONG NSW 2333
e-mail number:	ilong@yarramanestate.com
facsimile number:	(02)6547.8039

9.4 Notification of change of address

If the street address, e-mail number or facsimile number for a party changes the party must give notice of the change to each other party. Notification of the changed street address or facsimile number takes effect at the later of the time of giving the notice of change or the time specified in the notice.

9.5 Time notices are given

Except if a later time is specified in a term of this agreement dealing with a notice, a notice is to be regarded as given, served, received and as having come to the attention of the addressee:

(a) if delivered to the street address of the addressee, at the time of delivery;

(b) if it is sent by post to the street address of the addressee, on the 3rd (7th if outside Australia) day after posting; or

(c) if sent by facsimile or e-mail to the facsimile or e-mail number of the addressee (as the case may be) at the time transmission is completed.

9.6 Proof of giving notices

Proof of the sending of a notice by facsimile or e-mail and the time of completion of transmission may be established by production of a transmission report by the machine from which the facsimile or e-mail was sent which indicates that the facsimile or e-mail was sent in its entirety to the facsimile or e-mail number of the addressee (as the case may be).

9.7 Operation of statutory provisions for notices

This clause does not exclude the operation of any statutory provision relating to the serving of notices. However:

(a) those provisions relating to service of notices by post are not to apply to this agreement; and

(b) any statutory provisions do not apply to the service of notices under any other clause in this agreement which expressly specifies the method of giving notices under that other clause.

10. MISCELLANEOUS

10.1 Laches, amendment and waiver

10.1.1 Any failure or delay by a party to insist on the performance by another party of any of its obligations under this agreement does not preclude that party from insisting on performance of that or any other obligation at any time.

10.1.2 This agreement may only be varied by the written agreement of the parties.

10.1.3 An obligation of a party to another party may only be waived by notice in writing signed by the other party.

10.2 Rights cumulative

Except when the contrary is stated in this agreement, the rights of a party under this agreement are cumulative and are in addition to the other rights of that party.

10.3 Approvals and consent

10.3.1 Except when the contrary is stated in this agreement, a party may give or withhold an approval or consent to be given under this agreement in that party's absolute discretion and subject to those conditions determined by the party.

10.3.2 A party is not obliged to give its reasons for giving or withholding its consent or for giving its consent subject to conditions.

10.4 Assignment

A party may only assign a right under this agreement with the prior written consent of the other party.

10.5 Counterparts

This agreement may be executed in a number of counterparts and if so executed, the counterparts taken together constitute one agreement.

10.6 Entire agreement

10.6.1 This agreement embodies the entire understanding and agreement between the parties as to the subject matter of this agreement.

10.6.2 All previous negotiations, understandings, representations, warranties, memoranda or commitments in relation to, or in any way affecting, the subject matter of this agreement are merged in and superseded by this agreement.

10.7 Further assurance

Each party must promptly execute all documents and do all things that another party from time to time reasonably requests to effect, perfect or complete this agreement and all transactions incidental to it.

10.8 Governing law and jurisdiction

10.8.1 This agreement is governed by and must be construed in accordance with the laws of New South Wales and as applicable to the subscription and issuing of the Convertible Notes the laws of Nevada and the United States of America.

10.8.2 Each party:

(a) irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales and Nevada and all courts which have jurisdiction to hear appeals from those courts; and

(b) waives any right to object to proceedings being brought in those courts for any reason.

10.9 Legal costs

The parties must each pay their own legal and other expenses relating directly or indirectly to the negotiation, preparation and execution of this agreement and all documents incidental to it.

10.10 Rights cumulative

Except when the contrary is stated in this agreement, the rights of a party under this agreement are cumulative and are in addition to the other rights of that party.

10.11 Severance

Each of the agreements of the parties under this agreement is severable from the others and the severance of one agreement does not affect the other agreements.

10.12 Stamp duty and other charges

The Parent or Yarraman Estate must promptly pay all stamp duty, registration fees and other taxes and charges payable in connection with:

(a) this agreement and any document incidental to it;

(b) the registration and filing of this agreement and any document incidental to it.

10.13 GST

10.13.1 GST has not been taken into account when determining the consideration payable or to be provided for any supply made under or in connection with this Agreement. If either party is liable for GST on any Taxable Supply made to the other under or in connection with this Agreement, the party to which that supply was made (referred to in this clause as the "**Recipient**") must pay an additional amount to the supplier of that supply (referred to in this clause as the "**Supplier**"), which additional amount:

(a) is equal to the GST exclusive consideration payable or to be provided by the Supplier for the relevant supply, multiplied by the prevailing GST rate; and

(b) is payable at the same time and in the same manner as the consideration for the supply to which the additional amount relates.

10.13.2 Within 28 days of receiving an amount payable under this clause the Supplier must provide the Recipient with a Tax Invoice in respect of the supply to which the amount relates, unless a Tax Invoice has not already been provided by the Supplier.

10.13.3 If the amount of GST recovered by the Supplier from the Recipient differs from the amount of GST payable at law by the Supplier in respect of the supply the amount payable by the Recipient to the Supplier will be adjusted accordingly.

10.13.4 Despite any other provisions of this agreement, if consideration due under this Agreement is a reimbursement or indemnification by one party of an expense, loss or liability incurred or to be incurred by the other party, the consideration must exclude any part of the amount to be reimbursed or indemnified for which the other party can claim an Input Tax Credit.

10.13.5 Where commencing with a capital letter in this agreement **"GST"**, **"Input Tax Credit"**, **"Taxable Supply"** and **"Tax Invoice"** have the same meanings as in the *A New Tax System (Goods and Services Tax) Act 1999 (Cth)*.

Specified Contract	US$ consideration	A$ debt assumption	Mortgagee	Convertible Note Consideration
Land	US$ 4,000,000	A$	Provident	Nil
		A$	Whinners	
Water Sale	US$ 650,000	A$	Whinners	Nil
Trade Mark	US$ 4,550,000	A$	~~Whinners~~	4,200,000 Notes
Grape Supply	US$ 1,800,000	Nil	N/A	1,800,000 Notes
TOTAL	**US$11,000,000**	**A$**		**6,000,000 Notes**

EXECUTED AS AN AGREEMENT

EXECUTED by **DELTA DAWN PTY LIMITED** by being signed by its officers named below pursuant to section 127 of the Corporations Act 2001 (Cth):

....	....
Signature of Director/Company Secretary	Signature of Director
....	....
Print name of Director/Company Secretary	Print name of Director

EXECUTED by **YARRAMAN ESTATE PTY LIMITED** by being signed by its officers named below pursuant to section 127 of the Corporations Act 2001 (Cth):

....	....
Signature of Director/Company Secretary	Signature of Director
....	....
Print name of Director/Company Secretary	Print name of Director

EXECUTED by Yarraman Winery, Inc by the following duly authorised officers:

....	....
Signature of President and CEO	Signature of Director